Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with the accompanying Amendment No.1 to the Quarterly Report on Form 10-Q/A of Talos Energy Inc. (the “Company”) for the quarterly period ended June 30, 2024 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph A. Mills, Interim Chief Executive Officer of the Company, and Sergio L. Maiworm, Jr., Chief Financial Officer of the Company, each certify, to the best of his knowledge, that:

i.
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
ii.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 12, 2024	/s/ Joseph A. Mills
Joseph A. Mills
Interim Chief Executive Officer and President (Principal Executive Officer)

/s/ Sergio L. Maiworm, Jr.
Sergio L. Maiworm, Jr.
Chief Financial Officer and Executive Vice President (Principal Financial Officer)